Exhibit 99.1
News Release	Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170 (504) 569-1875

EPL TERMINATES MERGER AGREEMENT WITH STONE ENERGY

EPL BOARD AUTHORIZES EXPLORATION OF STRATEGIC ALTERNATIVES TO
MAXIMIZE STOCKHOLDER VALUE

NEW ORLEANS, October 12, 2006 -- Energy Partners, Ltd. (“EPL” or “the Company”) (NYSE:EPL) today announced that EPL and Stone Energy Corporation (“Stone”) (NYSE:SGY) have agreed to terminate their June 22, 2006 merger agreement.

EPL also announced that, as the Company is now free from the merger agreement with Stone, its Board of Directors has directed the Company, assisted by its financial advisors Evercore Group L.L.C., Banc of America Securities LLC, Petrie Parkman & Co, Inc., and UBS Securities LLC, to explore strategic alternatives to maximize stockholder value, including the possible sale of the Company.

EPL issued the following statement:

“EPL has been, and remains, fully committed to acting in the best interests of our stockholders. While the EPL Board believed that the addition of Stone’s complementary properties and assets would have been an excellent strategic fit for us, the Board has concluded that the exploration of strategic alternatives is in the best interests of EPL stockholders. The Board recommends that EPL’s stockholders reject the unsolicited tender offer of ATS, Inc., which the Board determined to be inadequate and not in the best interests of EPL’s stockholders. EPL’s solid track record of operational success and the strong potential of our attractive Gulf of Mexico properties and prospects place us in a strong position to explore strategic alternatives to maximize value for our stockholders.”

There is no assurance that the exploration of strategic alternatives will result in any agreements or transactions. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has made a decision regarding a specific course of action.

In connection with the termination of the merger agreement with Stone, EPL has agreed to pay Stone an $8 million termination payment and EPL and Stone have agreed to release all claims between them relating to the merger agreement. The $8 million payment represents a $17.6 million discount from the fee that would have been payable by EPL to Stone under certain circumstances.

About Energy Partners, Ltd.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward Looking Statements

This press release contains forward-looking information regarding EPL that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

• reserve and production estimates,
• oil and gas prices,
• the impact of derivative positions,
• production expense estimates,
• cash flow estimates,
• future financial performance,
• planned capital expenditures, and
• other matters that are discussed in EPL’s filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL’s filings with the SEC, including Form 10-K for the year ended December 31, 2005, and Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.

Contacts:

Investors:

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

Media:

Eden Abrahams / Jeremy Jacobs (212-355-4449)
Joele Frank, Wilkinson Brimmer Katcher

###  06-033